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                                                                    EXHIBIT 5.1

                                August 11, 1998



Cox Radio, Inc.
1400 Lake Hearn Drive
Atlanta, Georgia  30319

          Cox Radio, Inc.
          Registration Statement on Form S-4 for
          $100,000,000 Aggregate Principal Amount of 6.250% Notes due 2003 and $100,000,000 Aggregate Principal Amount of 6.375% Notes due 2005

Ladies and Gentlemen:

     We have acted as special counsel for Cox Radio, Inc., a Delaware corporation ("Cox" or the "Company"), in connection with the preparation of the above-referenced registration statement (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), to register the $100,000,000 aggregate principal amount of 6.250% Notes due 2003 (the "2003 Notes") and $100,000,000 aggregate principal amount of 6.375% Notes due 2005 (the "2005 Notes" and, collectively with the 2003 Notes, the "Notes").

     In preparing this opinion, we have examined and reviewed such documents and made such investigation of law as we have considered necessary or appropriate to render the opinions expressed below. We have reviewed (a) the Registration Statement; (b) Cox's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws; (c) the Indenture entered into on May 26, 1998 by Cox and The Bank of New York, as Trustee, providing for the issuance of the Notes (the "Indenture"); and (d) such other documents, corporate records, certificates of public officials, certificates of officers of the Company and other instruments relating to the authorization and issuance of the Notes as we deemed relevant or necessary for the opinion herein expressed. As to matters of fact relevant to our opinion, we have relied upon certificates of officers of Cox without further investigation.

     With respect to the foregoing documents, we have assumed (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for


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Cox Radio, Inc.
August 11, 1998
Page 2

our purposed of rendering our opinion as expressed herein, and we assume that the documents submitted to us for our review have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

     Our opinion is limited to matters of law of the District of Columbia, the General Corporation Law of the State of Delaware, and the United States of America, insofar as such laws apply, and we express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions, including federal laws regulating securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

     Based upon and subject to the forgoing and any other qualifications stated herein, we are of the opinion that the Notes, when duly executed, authenticated and delivered in accordance with the provisions of the Indenture against payment therefor and under the terms and conditions described in the Registration Statement and the Indenture, will constitute valid and binding obligations of Cox, subject, as to enforcement, (i) to any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar law relating to or affecting creditor's rights general and (ii) to general principles of equity and judicial discretion.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement; provided, however, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder. Except as provided for hereinabove, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                  DOW, LOHNES & ALBERTSON, PLLC



                                  By: /s/ Stuart A. Sheldon
                                      ___________________________________
                                      Stuart A. Sheldon
                                      Member